EXHIBIT 99.25

LANDesk Group, Ltd.
Consolidated Financial Statements
December 31, 2005, 2004, and 2003

LANDesk Group, Ltd.
Index to Consolidated Financial Statements

Report of Independent Auditors

To the Board of Directors
and Shareholders of LANDesk Group, Ltd.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in redeemable convertible preferred stock and shareholders’ deficit and of cash flows present fairly, in all material respects, the financial position of LANDesk Group, Ltd. and its subsidiaries at December 31, 2005 and 2004, and the results of their operations and their cash flows for the years ending December 31, 2005, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ Pricewaterhouse Coopers LLP
Pricewaterhouse Coopers LLP
April 13, 2006, except for Note 13, as to which the date is August 30, 2006
Salt Lake City, UT

LANDesk Group, Ltd.
Consolidated Balance Sheets
(In thousands, except per share data)

	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$18,885	$13,688
Trade accounts receivable, net of allowance of $419 and $516
at December 31, 2005 and 2004, respectively	27,079	20,471
Deferred tax asset	1,380	1,130
Other current assets	1,243	1,278
Total current assets	48,587	36,567

Property and equipment, net	3,117	3,366
Intangible assets, net	4,445	8,296
Goodwill	20,267	12,775
Deferred tax asset	268	-
Other assets	730	750
Total assets	$77,414	$61,754

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$4,545	$3,403
Accrued liabilities	10,717	8,074
Notes payable - related parties	3,125	625
Notes payable - bank	500	471
Consideration payable	7,492	4,792
Deferred revenue	32,080	22,088
Total current liabilities	58,459	39,453

Notes payable - related parties net of current portion	27,018	29,244
Notes payable - bank, net of current portion	530	1,029
Deferred revenue, net of current portion	5,604	2,876
Deferred tax liability	3	5
Accrued interest-related parties	9,753	6,448
Total liabilities	101,367	79,055

Commitments (Note 5)

Series A redeemable convertible preferred stock, $0.001 par value, 102,853 shares authorized, 100,222 issued and outstanding
(liquidation preference of $2,855 at December 31, 2005)	100	100
Shareholders' deficit:
Common stock, $0.00001 par value, 250,000 shares authorized,
15,309 and 15,095 shares issued and outstanding at December 31, 2005
and 2004, respectively	-	-
Additional paid-in capital	3,882	3,817
Accumulated deficit	(27,935)	(21,218)
Total shareholders' deficit	(24,053)	(17,401)
Total liabilities, redeemable convertible preferred stock
and shareholders' deficit	$77,414	$61,754

The accompanying notes are an integral part of the consolidated financial statements

LANDesk Group, Ltd.
Consolidated Statements of Operations
(In thousands, except per share data)

	Year Ended December 31,
	2005	2004	2003

Revenue:
Software	$51,220	$45,556	$36,651
Services	32,519	20,801	13,094
Total revenue	83,739	66,357	49,745

Cost of revenue:
Software	502	1,094	679
Services	6,559	5,479	4,081
Total cost of revenue (exclusive of depreciation and amortization shown seperately below)	7,061	6,573	4,760

Research and development expenses	18,205	15,521	11,829
Selling and marketing expenses	44,363	36,283	25,074
General and administrative expenses	6,947	6,927	5,557
Depreciation and amortization	5,799	5,395	4,862

Total operating expenses	82,375	70,699	52,082

Income (loss) from operations	1,364	(4,342)	(2,337)

Net interest expense	(4,474)	(4,386)	(4,270)
Gain (loss) on foreign currency transactions	(1,583)	750	366
Other expense	(474)	(129)	(418)

Net loss before provision for income taxes	(5,167)	(8,107)	(6,659)

Provision for income taxes	(1,550)	(1,008)	(524)

Net loss	$(6,717)	$(9,115)	$(7,183)

The accompanying notes are an integral part of the consolidated financial statements

LANDesk Group, Ltd.
Consolidated Statement of Changes in Redeemable Convertible
Preferred Stock and Shareholders' Deficit
(In thousands, except per share data)

	Series A Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance at January 1, 2003	100,222	$100	14,900	$-	$3,762	$(4,920)	$(1,158)

Issuance of common stock through
exercise of stock options	-	-	100	-	28	-	28

Net loss	-	-	-	-	-	(7,183)	(7,183)

Balance at December 31, 2003	100,222	100	15,000	-	3,790	(12,103)	(8,313)

Issuance of common stock through
exercise of stock options	-	-	95	-	27	-	27

Net loss	-	-	-	-	-	(9,115)	(9,115)

Balance at December 31, 2004	100,222	100	15,095	-	3,817	(21,218)	(17,401)

Issuance of common stock through
exercise of stock options	-	-	214	-	65	-	65

Net loss	-	-	-	-	-	(6,717)	(6,717)

Balance at December 31, 2005	100,222	$100	15,309	$-	$3,882	$(27,935)	$(24,053)

The accompanying notes are an integral part of the consolidated financial statements

LANDesk Group, Ltd.
Consolidated Statements of Cash Flows
(In thousands, except per share data)

	Year Ended December 31,
	2005	2004	2003
Cash flows from operating activities:
Net loss	$(6,717)	$(9,115)	$(7,183)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	199	120	439
Depreciation and amortization	5,799	5,395	4,862
Amortization of discount on notes payable - related parties and minimum consideration payable	521	637	1,102
Deferred taxes	(520)	(1,085)	(193)
Changes in operating assets and liabilities:
Trade accounts receivable	(6,807)	(4,228)	(11,250)
Accounts receivable - related parties	-	-	1,152
Income taxes receivable	-	43	(43)
Other current assets and prepaids	(155)	(95)	(1,275)
Accounts payable	1,142	1,496	(125)
Accrued liabilities	2,643	3,444	2,316
Deferred revenue	12,720	9,941	7,372
Accrued interest-related parties	3,305	3,131	2,584

Net cash provided by (used in) operating activities	12,130	9,684	(242)

Cash flows from investing activities:
Purchase of property and equipment	(1,489)	(1,876)	(2,166)

Net cash used in investing activities	(1,489)	(1,876)	(2,166)

Cash flows from financing activities:
Proceeds from issuance of common stock	65	27	28
Proceeds from bank debt	-	1,500	-
Payment for bank debt	(470)	-	-
Payments for contingent consideration	(5,039)	(2,144)	-

Net cash provided by (used in) financing activities	(5,444)	(617)	28

Net increase (decrease) in cash	5,197	7,191	(2,380)
Cash and cash equivalents at beginning of period	13,688	6,497	8,877

Cash and cash equivalents at end of period	$18,885	$13,688	$6,497

Supplemental disclosure of cash flow information
Interest paid	$686	$652	$452
Income taxes paid	$1,459	$1,145	$415

Supplemental disclosure of noncash investing and financing activities
Goodwill recorded based on additional consideration payable (Note 8)	$7,492	$1,184	$-

The accompanying notes are an integral part of the consolidated financial statements

LANDesk Group, Ltd.
Notes to Consolidated Financial Statements
(In thousands, except per share data)

1.        The Company and Summary of Significant Accounting Policies

The Company

LANDesk Group, Ltd, (LANDesk), an Irish Corporation, was formed on September 18, 2002, following the divestiture by Intel Corporation (Intel) of its Software Products and Services Division (SPSD), pursuant to the Amended and Restated Asset Purchase and Contribution Agreement (APA) between Intel and LANDesk. According to the terms of the APA, LANDesk contributed cash, stock and other consideration to Intel in exchange for all of the assets of SPSD.

The Company operates in the enterprise desktop administration market and has a principal product offering, LANDesk Management Suite (LDMS), with several optional add-on modules, including LANDesk Server Manager (LDSM), LANDesk Patch Manager (LDPM), LANDesk Security Suite (LDSS), LANDesk Handheld Manager (LDHM), LANDesk Inventory Manager (LDIM), and LANDesk Asset Manager (LDAM). LDMS is a suite of integrated desktop management tools that helps IT managers control their network of desktops, servers, notebooks, and mobile devices by automating complex IT processes and allowing management of a heterogeneous IT environment from a single console. These tools facilitate software distribution, software license management, remote problem diagnosis and repair, operating system migration, and fixed asset discovery. LDSM adds hardware-based management of servers. LDPM adds a layer of security to the IT environment by scanning for and eliminating security vulnerabilities on desktops, notebooks, and servers. LDAM addresses the fiscal aspects of IT asset management, by linking physical IT assets (PCs, servers, printers, etc) to contracts and service agreements. In addition to these packaged products, the Company offers customized combinations of technology to strategically relevant Independent Sales Vendors (ISV) and Original Equipment Manufacturers (OEM).

The Company incurred net losses of $6,717, $9,115 and $7,183 during the years ended December 31, 2005, 2004 and 2003 respectively, and generated (used) cash from operations of $12,130, $9,684 and $(242) during the years ended December 31, 2005, 2004 and 2003, respectively. The Company expects that cash on hand at December 31, 2005 and cash provided by operations will be sufficient to fund operations through December 31, 2006.

Principles of consolidation

The consolidated financial statements include the financial statements of LANDesk and its wholly-owned subsidiaries (collectively, the Company). LANDesk’s subsidiaries are located in the United States, Asia, Latin America and Europe. All intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements have been prepared in U.S. dollars and in accordance with accounting principles generally accepted in the United States of America.

Translation of foreign currencies

The Company has reviewed the operations of each of its foreign subsidiaries in accordance with Statement of Financial Accounting Standards (SFAS) No. 52 “Foreign Currency Translation,” and has determined that the functional currency for all foreign subsidiaries is the United States dollar. Accordingly, gains and losses resulting from transactions denominated in currencies other than the U.S. dollar are included in the consolidated statements of operations for the years ended December 31, 2005, 2004 and 2003.

LANDesk Group, Ltd.
Notes to Consolidated Financial Statements
(In thousands, except per share data)

1.        The Company and Summary of Significant Accounting Policies, Continued

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates these estimates, including those related to the allowance for doubtful accounts, impairment of intangible assets, valuation of deferred tax assets, contingencies and revenue recognition. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with remaining maturities of three months or less at the time of acquisition to be cash equivalents.

Concentrations of credit risk

Cash and cash equivalents are maintained with nine major financial institutions, with high credit ratings, in the United States, Great Britain, Japan, China, Brazil, France, Germany, Mexico and the Netherlands.  Deposits held with banks may exceed the amount of insurance provided on such deposits.  Generally, these deposits may be redeemed upon demand and, therefore, bear minimum risk.

Trade accounts receivable are derived from revenues earned primarily from resellers located principally in North America and Europe. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally requires no collateral from its customers. Reserves for potential credit losses on customer accounts are provided when deemed necessary. The Company had two customers that represented 33% and 21% of trade accounts receivable at December 31, 2005 and 2004, respectively.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs totaled $1,523, $249 and $152 for the years ended December 31, 2005, 2004 and 2003, respectively.

Property and equipment

Property and equipment is recorded at cost and depreciated or amortized using the straight-line method.  Computer hardware and computer software are depreciated over three years; furniture and fixtures are depreciated over seven years; other equipment is depreciated over five years and leasehold improvements are amortized over the lesser of five years or the term of the related lease.  When assets are sold or retired, the cost and accumulated depreciation or amortization are removed from the accounts and any gain or loss is included in the statement of operations.

Software development costs

Development costs for software to be sold or otherwise marketed are included in research and development costs and are expensed as incurred. After technological feasibility is established, software development costs are capitalized. The capitalized costs are then amortized on a straight-line basis over the estimated product life, or using the ratio of current revenues to total projected product revenues, whichever is greater. To date, the period between achieving technological feasibility, which the Company has defined as the establishment of a working model which typically occurs when beta testing commences, and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, through December 31, 2005, the Company has not capitalized any software development costs.

LANDesk Group, Ltd.
Notes to Consolidated Financial Statements
(In thousands, except per share data)

1.        The Company and Summary of Significant Accounting Policies, Continued

Goodwill and other intangibles assets

Goodwill and other intangible assets are carried at cost less accumulated amortization. Goodwill is not being amortized and other intangible assets, including existing technology, core technology, distributor agreements, and maintenance agreements are amortized on a straight-line basis over their estimated useful lives, which range from four to seven years. The Company performs periodic evaluations of potential impairment of goodwill on at least an annual basis.

Deferred Financing Fees

Deferred financing fees are amortized using the effective interest method over the term of the related debt.

Asset Impairment

Long-lived assets, such as property and equipment and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Revenue recognition

The Company recognizes revenue in accordance with Statements of Position 97-2, “Software Revenue Recognition” (SOP 97-2), and 98-9, “Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions” (SOP 98-9).

The Company derives revenues from the license of software products under software license agreements and from the delivery of professional services and maintenance services. When contracts contain multiple elements and vendor-specific objective evidence of fair value exists for all undelivered elements, the Company accounts for the delivered elements in accordance with the “Residual Method” prescribed by SOP 98-9. Multiple element arrangements generally include post-contract customer support (or maintenance), and in some cases, services. Vendor-specific objective evidence of fair value is generally determined by sales of the same element or service to other customers, or with respect to maintenance, through a renewal rate specified in the related arrangement.

Software license revenues are recognized when persuasive evidence of an arrangement exists, the fee is fixed or determinable, collectibility is probable, and delivery and customer acceptance or expiration of an acceptance period, if required under the terms of the contract, have occurred. The Company does not accept product returns; accordingly, no provision is made for future returns. In instances where vendor obligations remain, revenues are deferred until the obligation has been satisfied.

Revenues from professional services consist of non-recurring engineering services, training and implementation services. Non-recurring engineering and implementation service revenues are recognized as the services are performed for time and materials contracts or upon acceptance for fixed price contracts. Training revenues are recognized as the services are performed.

LANDesk Group, Ltd.
Notes to Consolidated Financial Statements
(In thousands, except per share data)

1.        The Company and Summary of Significant Accounting Policies, Continued

Maintenance and subscription revenues are recognized ratably over the term of the contract, which is generally twelve to twenty four months. Maintenance contracts include the right to unspecified upgrades on a when-and-if available basis, and ongoing support. Royalties earned on a per unit basis are recognized when reported to the Company by the reseller.

Stock-based compensation

The Company accounts for its stock-based compensation issued to directors, officers and employees under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations (APB 25). Under APB 25, compensation expense is recognized if an option’s exercise price on the measurement date is less than the fair market value of the Company’s common stock. Related compensation, if any, is amortized to expense over the vesting period.

The Company had 13,195, 11,865 and 9,241 options outstanding under its stock option and award plan as of December 31, 2005, 2004 and 2003, respectively. Had compensation cost for the Company’s options been determined based on the fair value at the grant dates consistent with SFAS No. 123 “Accounting for Stock-Based Compensation,” the Company’s net loss would have been increased to the pro forma amounts indicated in the following table:

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2005	2004	2003
Net loss:
Net loss, as reported	$(6,717)	$(9,115)	$(7,183)
Less: Total stock-based employee compensation expense
determined under the fair value based method for all awards,
net of related tax effects	(360)	(145)	$(68)
Pro forma net loss	$(7,077)	$(9,260)	$(7,251)

The weighted average grant date fair value of options granted was $0.233, $0.189, and $0.038 during the years ended December 31, 2005, 2004 and 2003, respectively. The fair value of each option granted during 2005, 2004 and 2003 was estimated on the date of grant using the minimum value method. The following weighted-average assumptions were utilized:

	2005	2004	2003
Weighted Average Risk-free Interest Rate	3.96%	3.44%	2.92%
Expected Life	5 years	5 years	5 years
Expected Volatility	0%	0%	0%
Expected Dividend Yield	0%	0%	0%

Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes” (SFAS 109). Deferred income taxes are provided for the differences between the financial statement and tax bases of assets and liabilities using the expected applicable future tax rates. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

LANDesk Group, Ltd.
Notes to Consolidated Financial Statements
(In thousands, except per share data)

1.        The Company and Summary of Significant Accounting Policies, Continued

New Accounting Pronouncements

In January, 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51” (FIN 46). FIN 46 clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements.” Under FIN 46 certain entities labeled “Variable Interest Entities” (VIE) must be consolidated by the primary beneficiary of the entity. The primary beneficiary is generally defined as the party exposed to the majority of the risks and rewards arising from the VIE. For VIEs in which a significant variable interest is held that is not a majority interest, certain disclosures are required. In December 2003, the FASB issued FIN46R which replaced the original interpretation. FIN 46R is effective for the Company’s financial statements for the year ended December 31, 2005. The adoption of FIN 46R did not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (SFAS 150). SFAS 150 establishes standards regarding the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. In November 2003, the FASB issued FASB Staff Position No. FAS 150-3 (FSP 150-3), which modified the effective date of the original pronouncement. Based on FSP 150-3, the provisions of SFAS 150 are effective for the Company, with respect to instruments that are mandatorily redeemable on fixed dates for amounts that are either fixed or determined by reference to an interest rate index, currency index, or another external index, for fiscal years beginning after December 15, 2004. For all of the other financial instruments, that are mandatorily redeemable, the provisions of SFAS 150 are deferred indefinitely. The adoption of SFAS 150 did not have a material effect on the Company's consolidated financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment,” (SFAS 123R) which requires that compensation cost relating to share-based payment transactions be recognized in the Company’s financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The provisions of SFAS 123R are effective for the Company for the first fiscal period beginning after December 15, 2005. The Company is currently evaluating the effects this pronouncement will have on its consolidated financial position, results of operations and cash flows.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets" (Statement No. 153). Statement No. 153 amends the guidance in APB Opinion No. 29, "Accountancy for Nonmonetary Transactions" to eliminate certain exceptions to the principle that exchanges of nonmonetary assets be measured based on the fair value of the assets exchanged. Statement No. 153 eliminates the exception of nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. This statement is effective for nonmonetary asset exchanges in fiscal years beginning after June 15, 2005. The Company does not expect that this pronouncement will have a material effect on its consolidated financial position, results of operations and cash flows.

LANDesk Group, Ltd.
Notes to Consolidated Financial Statements
(In thousands, except per share data)

1.        The Company and Summary of Significant Accounting Policies, Continued

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3” (SFAS 154). This statement applies to all voluntary changes in accounting principle and changes required by an accounting pronouncement where no specific transition provisions are included. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. Retrospective application is limited to the direct effects of the change; the indirect effects should be recognized in the period of the change. This statement carries forward without change the guidance contained in Opinion 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. However, SFAS 154 redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The provisions of SFAS 154 are effective for accounting changes and corrections of errors made in fiscal periods that begin after December 15, 2005, although early adoption is permitted. The Company does not expect that this pronouncement will have a material effect on its consolidated financial position, results of operations and cash flows.

Reclassifications

Certain amounts in the December 31, 2004 and 2003 financial statements and related notes have been reclassified to conform to the December 31, 2005 presentation. The reclassifications have no effect on the total revenues, total expenses, net income or accumulated deficit as previously reported.

2.        Property and Equipment

Property and equipment consist of the following:

	December 31,
	2005	2004
Computers and equipment	$5,672	$4,362
Furniture and fixtures	816	662
Leasehold improvements	509	484

	6,997	5,508
Less: accumulated depreciation and amortization	(3,880)	(2,142)

	$3,117	$3,366

Depreciation and amortization of property and equipment totaled $1,738, $1,315 and $781 for the years ended December 31, 2005, 2004 and 2003 respectively.

LANDesk Group, Ltd.
Notes to Consolidated Financial Statements
(In thousands, except per share data)

3.        Intangible Assets

Intangible assets consist of the following:
	December 31, 2005
	Capitalized	Accumulated	Net Book
	Value	Amortization	Value
Existing technology	$9,200	$(7,558)	$1,642
Core technology	2,900	(1,905)	995
Distributor agreements	1,600	(1,314)	286
Trademarks	1,500	(986)	514
Maintenance contracts	1,900	(892)	1,008
	$17,100	$(12,655)	$4,445

	December 31, 2004
	Capitalized	Accumulated	Net Book
	Value	Amortization	Value
Existing technology	$9,200	$(5,258)	$3,942
Core technology	2,900	(1,325)	1,575
Distributor agreements	1,600	(914)	686
Trademarks	1,500	(686)	814
Maintenance contracts	1,900	(621)	1,279
	$17,100	$(8,804)	$8,296

Amortization of intangible assets totaled $3,851 for each of the years ended December 31, 2005, 2004 and 2003.

Aggregate amortization of intangible assets is expected to be $3,079, $900, $271 and $195 for the years 2006 to 2009, respectively.

4.        Accrued Liabilities

Accrued liabilities consist of the following:

	December 31,
	2005	2004

Accrued payroll	$3,458	$2,525
Other accruals	2,122	1,885
Accrued benefits	1,521	989
Accrued income taxes	1,642	1,409
Other taxes payable	1,590	825
Accrued rent	231	288
Accrued interest	153	153

	$10,717	$8,074

LANDesk Group, Ltd.
Notes to Consolidated Financial Statements
(In thousands, except per share data)

5.        Commitments

At December 31, 2005, the Company leased office space in the United States, Asia, Latin America and Europe under operating lease agreements. These leases expire between February 2006 and December 2013. Each of the leases contain renewals at the Company’s option. At December 31, 2005, future minimum rental payments under these non-cancelable operating leases were as follows:

Year ending December 31,
2006	$ 1,457
2007	1,156
2008	633
2009	178
2010	178
Thereafter	532
$ 4,134

Rent expense on operating leases totaled $1,937, $1,513 and $1,167 for the years ended December 31, 2005, 2004 and 2003, respectively.

6.        Notes Payable - Related Parties

In connection with the divestiture by Intel, the Company issued $25,394 of redeemable unsecured debt to related parties. The debt bears cumulative interest at the rate of 10% per annum, compounded quarterly. The Company had accrued $9,753 and $6,448 of interest on this note payable as of December 31, 2005 and 2004, respectively. Accrued interest and 50% of the outstanding principal balance are payable on September 18, 2007, with the additional accrued interest and principal balance being due on September 18, 2008. If the Company completes a qualifying initial public offering prior to either date, with a public offering price of at least $0.57 per share and proceeds to the Company exceeding $15,000, all of the accrued interest and principal will be immediately payable. Proceeds from this debt were used to purchase the assets of SPDS from Intel pursuant to the APA dated September 18, 2002, and to fund ongoing operations.

On October 16, 2002, the Company issued $5,000 of senior subordinated secured notes. The notes bear interest at the rate of 12% per annum and are collateralized by all assets of the Company. Interest is accrued and paid quarterly. The Company had accrued $153 of interest on this note payable as of each of the years ended December 31, 2005 and 2004. The notes will be repaid in eight equal quarterly principal installments of $625, which began on December 31, 2005. The notes contain certain limitations concerning distributions by the Company, additional indebtedness and other restrictions. These notes are senior to the redeemable unsecured debt.

In connection with its senior subordinated note financing, the Company issued common stock warrants that are exercisable for 5,062 shares of common stock.   The common stock warrants have an exercise price of $0.01 per share, and are exercisable from the date of issuance for a period of five years. At the end of the warrant term, if the warrants have not been exercised by the holders, the warrants shall be deemed to have been converted automatically into common shares pursuant to the cashless exercise provisions of the warrant.  The common stock warrants may be exercised for cash, or on a cashless basis by converting the common stock warrants into a number of shares with a value equal to the spread between the market value of the shares subject to the common stock warrants and the exercise price.

The value assigned to these warrants was $1,078. The allocation of this portion of the proceeds to the warrants resulted in a discount to the face value of the debt.  The discount is being amortized through interest expense, using the effective interest method, over the term of the senior subordinated notes. The fair value of the warrants was estimated using the Black-Scholes option-pricing model.  The estimate was made based on the full contractual terms of the warrants, a risk-free interest rate of 2.96% on the date of issuance, a 70% expected volatility, an expected life of 5 years and a zero annual dividend yield.

LANDesk Group, Ltd.
Notes to Consolidated Financial Statements
(In thousands, except per share data)

6.        Notes Payable - Related Parties, Continued

The notes payable are reflected on the Company’s consolidated balance sheet as follows:
	December 31,
	2005	2004
Face value of redeemable unsecured debt	$25,394	$25,394
$5,000 face value of senior subordinated secured notes, net of unamortized debt discount of $251 and $525 at December 31, 2005
and 2004, respectively	4,749	4,475
	$30,143	$29,869

Future maturities of long term debt are as follows:

	Senior Subordinated	Redeemable,
	Secured Notes	Unsecured Debt	Total
Year ending December 31,
2006	3,125	-	3,125
2007	1,875	12,697	14,572
2008	-	12,697	12,697
	5,000	25,394	30,394
Unamortized debt discount	(251)	-	(251)
	$4,749	$25,394	$30,143

7.        Notes Payable - Bank

During 2004, the Company obtained a line of credit from Silicon Valley Bank which makes available to the Company borrowings of up to $6,500. The line of credit is secured by equipment. This line of credit bears interest at the prime rate, or at the Company’s option, LIBOR plus a margin of 2.5%. In connection with this line of credit, the Company also agreed to meet certain financial ratios as defined in the line of credit agreement. As of December 31, 2005, the Company was in compliance with the terms of this agreement. During 2004, the Company borrowed $1,500 on the line of credit with 36 equal monthly payments of principal and interest which started in January 2005.

Future maturities of the long term notes payable to the bank are as follows:

Year ending December 31,
2006	$500
2007	530
$1,030

8.        Consideration Payable

In accordance with the terms of the APA, the Company contributed cash, stock and other consideration to Intel in exchange for all of the assets of SPDS. The Company further agreed to pay additional consideration to Intel based on future revenues. The terms of the APA require that the Company pay a minimum of $6,000 up to an aggregate of $17,000 in cash if certain revenue targets are achieved or other events occur. The contingent consideration is equal to 22% of annual revenues in excess of $40,000, as determined in accordance with accounting principles generally accepted in the United States of America, in each of the years 2003-2006. Acceleration of the contingent consideration may occur subject to certain defined Acceleration Events, including a qualifying initial public offering, asset sales and other types of transactions.

LANDesk Group, Ltd.
Notes to Consolidated Financial Statements
(In thousands, except per share data)

8.        Consideration Payable, Continued

The Company recorded the minimum amount of contingent consideration of $6,000 and a discount in the amount of $1,607 related to imputed interest on this contingent consideration at a rate of 10% as of the acquisition date. The discount was amortized to interest expense, using the effective interest method, over the term of the minimum consideration payable.

Based on revenues earned through December 31, 2005, the Company exceeded the minimum consideration payable and has recorded additional consideration payable in the amount of $8,676. The unpaid portion is included in the net consideration payable of $7,492 and $4,792 at December 31, 2005 and 2004, respectively and resulted in an increase in goodwill in the amount of $7,492 and $1,184 during the years ended December 31, 2005 and 2004, respectively

The minimum consideration payable is reflected as a current liability on the Company’s consolidated balance sheet as follows:

	December 31,
	2005	2004
Face value of minimum consideration payable	$7,492	$5,039
Less: unamortized discount	-	(247)
Minimum consideration payable	$7,492	$4,792

9.        Redeemable Convertible Preferred Stock and Shareholders’ Deficit

Redeemable Convertible Preferred Stock

The Company’s articles of association authorize 102,853 shares of Series A redeemable convertible preferred stock, with a par value of $0.001. The Series A preferred shares have priority over common stock with respect to liquidation rights, but are equal with common stock with respect to dividend rights when and if declared. The preferred stockholders have the right to one vote for each share of common stock into which such preferred stock would be converted, with full voting rights and powers of the common stockholders.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, each holder of Series A redeemable convertible preferred stock is entitled to receive an amount equal to the original purchase price plus declared but unpaid dividends. Upon completion of the preferred distribution, the remaining assets of the Company will be distributed among the holders of preferred and common stock pro rata based on the number of shares of common stock held by each, assuming conversion of all preferred stock. A change in control, as defined, as a result of any reorganization, merger or consolidation, or a sale of substantially all of the Company’s assets is deemed to be a liquidation. The holders of Series A redeemable convertible preferred stock can immediately convert their shares of preferred stock into common stock on a one for one basis, at the initial conversion price of $0.0285 per share, subject to certain anti-dilution provisions.

On September 18, 2002, the Company issued 94,081 shares of Series A redeemable convertible preferred stock at a price of $0.0285 per share (77,206 shares for cash and 16,875 shares in connection with the acquisition of assets from Intel). On November 14, 2002, the Company issued an additional 6,141 shares for cash, also at $0.0285 per share.

Beneficial Conversion Feature

The Series A redeemable convertible preferred stock was issued at a discount to the estimated fair market value of the Company’s common stock, estimated to be $0.28 per share. This resulted in a beneficial conversion feature equal to the full amount of the proceeds of the preferred stock, which was treated as a discount to the preferred stock carrying value, and an increase in additional paid-in capital. The articles of association provide, however, that the preferred shares are immediately convertible, and, accordingly, the discount amount was immediately amortized, resulting in an increase in the

LANDesk Group, Ltd.
Notes to Consolidated Financial Statements
(In thousands, except per share data)

9.        Redeemable Convertible Preferred Stock and Shareholders’ Deficit, Continued

preferred stock carrying value equal to the full amount of the discount, and a similar decrease in additional paid-in capital.

Common Stock

The Company’s articles of association authorize 250,000 shares of common stock, with a par value of $0.00001. On September 18, 2002, the Company issued 14,900 shares to the Company’s founders for $1 of cash. The Company issued an additional 214 shares and 95 shares to employees through the exercise of stock options for $65 and $27 during 2005 and 2004, respectively.

Stock Options

During 2002, the Company adopted the 2002 Stock Option and Incentive Plan (the Plan) for management, directors and employees of the Company. The Plan provides for the granting of incentive and non-qualified stock options. The Company’s shareholders originally approved 12,500 shares of common stock for issuance under the Plan. During 2004, the Company’s shareholders increased the number of shares of common stock available for issuance under the plan from 12,500 to 15,800.

The Plan provides that on the grant date, the option exercise price may not be less than 100% of the fair market value on the date the option is granted, unless the Board of Directors in its sole discretion authorizes an exercise price lower than the fair market value on the date the option is granted. Options issued under the Plan must be exercised within 10 years from the grant date. However, if an optionee owns 10 percent or more of the Company’s common stock, the option price of any qualified stock option granted under the Plan may not be less than 110 percent of the fair value of the common stock and must be exercised within 5 years from the grant date. Options generally vest over a four-year period.

The following table summarizes fixed option activity for 2005, 2004 and 2003:
		Weighted
		Average
	Options	Exercise
	Outstanding	Price
Balance January 1, 2003	6,356	$0.28
Granted	3,900	0.28
Canceled	(915)	0.28
Exercised	(100)	0.28
Balance, December 31, 2003	9,241	0.28
Granted	4,950	1.21
Canceled	(2,231)	0.52
Exercised	(95)	0.28
Balance, December 31, 2004	11,865	0.62
Granted	2,942	1.25
Canceled	(1,398)	0.70
Exercised	(214)	0.30
Balance, December 31, 2005	13,195	$0.76

LANDesk Group, Ltd.
Notes to Consolidated Financial Statements
(In thousands, except per share data)

9.        Redeemable Convertible Preferred Stock and Shareholders’ Deficit, Continued

The following table summarizes information about fixed stock options outstanding as of December 31, 2005:

	Outstanding			Exercisable
		Weighted
	Number of	Average	Weighted	Number of	Weighted
Exercise	Options	Remaining	Average	Options	Average
Price Range	Outstanding	Contractual Life	Exercise	Exercisable	Exercise
		(in years)	Price		Price
$ 0.28	6,683	7.13	$0.28	4,373	$0.28
$ 1.25	6,512	8.91	$1.25	1,328	1.25
	13,195	8.01	$0.76	5,701	$0.51

The following table summarizes information about fixed stock options outstanding as of December 31, 2004:

	Outstanding			Exercisable
		Weighted
	Number of	Average	Weighted	Number of	Weighted
Exercise	Options	Remaining	Average	Options	Average
Price Range	Outstanding	Contractual Life	Exercise	Exercisable	Exercise
		(in years)	Price		Price
$ 0.28	7,689	8.13	$0.28	3,065	$0.28
$ 1.25	4,176	9.63	$1.25	-	-
	11,865	8.66	$0.62	3,065	$0.28

10.      Income Taxes

The components of the provision for income taxes for the years ended December 31 consist of the following:
	2005	2004	2003
Current
Federal	$421	$852	$532
State	17	(9)	82
Foreign	1,632	1,250	103

Deferred
Federal	(253)	(1,023)	(133)
State	-	(99)	(20)
Foreign	(267)	37	(40)
	$1,550	$1,008	$524

LANDesk Group, Ltd.
Notes to Consolidated Financial Statements
(In thousands, except per share data)

10.      Income Taxes, Continued

The provision for income taxes for the years ended December 31, 2005, 2004 and 2003 differ from the provision computed by applying the U.S. statutory federal income tax rate of 34% to the loss before income taxes as follows:
	2005	2004	2003
Benefit at US statutory rate	$(1,757)	$(2,756)	$(2,264)
Decrease (increase) in income tax benefit resulting from:
Amortization of intangibles	330	330	330
Non deductible interest	1,238	1,077	879
Other non deductible expenses	467	126	130
Research & development carryforward	(343)	(654)	(637)
Change in valuation allowance	(43)	363	1,161
Withholding tax on unremitted funds	967	722	102
Foreign rate differential	691	1,800	823
	$1,550	$1,008	$524

The components of the Company’s loss before income taxes for the year ended December 31, 2005, 2004 and 2003 are as follows:

	2005	2004	2003
Domestic	$2,530	$2,073	$(868)
Foreign	(7,697)	(10,180)	(5,791)
	$(5,167)	$(8,107)	$(6,659)

The net deferred tax asset consists of the following:

	2005	2004
Deferred Tax Liability (tax effect of temporary differences):
Property and equipment	$(179)	$(363)

Deferred Tax Assets
Tax effect of temporary differences
Accounts receivable	125	-
Intangibles	1,157	1,131
Accrued liabilities	550	505
Deferred revenue	224	429
Net operating loss carry forwards	1,064	798
Research and development carry forwards	578	542
	3,519	3,042
Valuation allowance	(1,874)	(1,917)
Net deferred tax asset	$1,645	$1,125

At December 31, 2005, the Company has net operating loss carryforwards totaling $8,506 in foreign jurisdictions with no expiration date. The Company also has research and experimentation credit carryforwards of $578 which may be used to offset future tax obligations. The research and experimentation credit caryforwards begin to expire in 2024.

LANDesk Group, Ltd.
Notes to Consolidated Financial Statements
(In thousands, except per share data)

10.      Income Taxes, Continued

SFAS 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company’s ability to realize the benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company’s operations in certain jurisdictions have not demonstrated the ability to consistently generate taxable income, the Company has recorded a full valuation allowance for those jurisdictions.

11.      Employee Benefits

The Company provides medical and dental coverage for the employees of the Company and their family members. In addition, the Company provides life insurance and short-term and long-term disability insurance. The expense of these programs is borne 100% by the Company. The total expense for these programs was $3,524, $2,745 and $1,508 for the year ended December 31, 2005, 2004 and 2003, respectively.

12.      Certain Relationships and Related Party Transactions

Intel Corporation is a 14% shareholder of the Company. During the years ended December 31, 2005, 2004 and 2003, the Company included the following amounts in the consolidated statements of operations for general business transactions with Intel:

	2005	2004	2003
Revenues	$2,176	$699	$836
R&D outsourcing (Expense)	(5)	(157)	(359)
Transition services	-	-	(241)

As of December 31, 2005 and 2004, the Company had a receivable from Intel in the amount of $110 and $0, respectively. The Company also had $0 and $63 payable to Intel, which is included in accounts payable as of December 31, 2005 and 2004, respectively.

13.      Subsequent Events

Subsequent to December 31, 2005, the Company acquired the assets of NewRoads Software, Inc., a company specializing in software that enables business processes owners and analysts to design, model, document, automate and optimize business processes. The Company allocated the entire purchase price of $775 to technology. The Company further agreed to provide future consideration for a total of 25% of the software license, maintenance and service sales of NewRoad's products, from the closing date through May 31, 2006, to named customers in the NewRoad pipeline. These amounts will be recognized as an additional element of cost of the acquired asset if and when the contingencies are met.

In April 2006, the Company entered into a definitive agreement to be acquired by Avocent Corporation. The agreement provides for total consideration of approximately $400,000, including approximately $200,000 in stock and approximately $200,000 in cash, plus assumed unvested employee stock options. The transaction value may be increased by up to $60,000 in cash if the Company meets certain revenue growth targets specified in the agreement. An escrow account with $60,000 of the stock consideration for indemnifiable events specified in the acquisition agreements will be open for 18 months. The Company expects to close this transaction August 31, 2006. In connection with the transaction, on August 28, 2006, the Company paid $3,367 and $9,816 to retire the Company’s senior subordinated secured notes and the consideration payable, respectively.

For purposes of the presentation of the accompanying balance sheets, the Company has reclassified its Series A redeemable convertible preferred stock to a separate line item, outside of shareholders' deficit, in accordance with Securities and Exchange Commission rule S-X-5.02.28 and financial reporting policy 2.11.02.